Exhibit 99.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of August 16, 2016 is entered into by and between High Performance Beverage, Co., a corporation duly organized and existing under the laws of the State of Nevada (the “Company”) and Iconic Holdings, LLC, a Delaware limited liability company (the “Holder”). As used herein, the term “Parties” shall be used to refer to the Company and Holder jointly.

WHEREAS:

A.   The Company warrants and represents that it issued that certain Promissory Note to GHS Investments, LLC (the “Original Investor”) on or before November 20, 2015, in the total stated amount of $250,250 (“Note A”).

B.    The Company warrants and represents that in connection with the issuance of Note A the Company received the sum of $250,250 from the Original Investor on or before November 20, 2015 (“Note A Effective Date”).

C.    The Company warrants and represents that it issued that certain Promissory Note to the Original Investor on or before December 31, 2015, in the total stated amount of $82,500 (“Note B”).

D.    The Company warrants and represents that in connection with the issuance of Note B the Company received the sum of $82,500 from the Original Investor on or before December 31, 2015 (“Note B Effective Date”). As used herein, the term, “Original Notes” shall be used to refer to Note A and Note B jointly.

E.     The Company warrants and represents that the Original Notes were sold to the Holder on February 5, 2016, as evidenced by that certain Assignment of Debt Agreement (the “Debt Assignment”), and exchanged into a new note in the principal amount of $108,897.55 (the “Exchange Note”).

F.     The Company warrants and represents that the Original Notes were issued to the Original Investor on the basis of a pre-existing business relationship that the Company had with the Original Investor.

G.    The Parties acknowledge and agree that in connection with this Agreement, the Holder entered into that certain Debt Assignment wherein the Holder acquired $110,000 of the Original Notes ($110,000 in principal and $0 in accrued but unpaid interest, together the “Note Portion”) from the Original Investor as more particularly set forth in that certain Debt Assignment by and between the Original Investor and the Holder, dated February 5, 2016 and attached hereto.

H.    The Parties acknowledge and agree that prior to entering into this Agreement, the Company and the Holder have had a pre-existing business relationship and that this Agreement is not the product or the result of any advertising or general solicitation.

I.     The Holder warrants and represents that it is sophisticated and experienced in acquiring the securities of small public companies that has allowed it to evaluate the risks and uncertainties involved in acquiring said securities and thereby make an informed investment decision.

J.     The Parties acknowledge and agree that contemporaneously with such purchase of the Note Portion by the Holder from the Original Investor, and as a condition to such purchase, the Company and the Holder desire to exchange the Note Portion for a new convertible promissory note (the “Exchange Note”), all on the terms set forth herein.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00    Exchange of Note. The Parties agree that solely in consideration of the surrender of the Note Portion, that:

(a)         Exchange Note. The Company shall issue to the Holder, and the Holder shall acquire from the Company, that certain Exchange Note dated and issued as of August 16, 2016 in the aggregate original principal amount of $108,897.55 in exchange for the surrender and cancellation of the Note Portion. The Exchange Note is being issued in substitution for and not in satisfaction of the Note Portion, provided, however, the Holder acknowledges and agrees that upon the issuance and acceptance of the Exchange Note issued pursuant to this Section the Note Portion will be deemed cancelled and will be promptly surrendered to the Company. The Parties further agree that the “Closing” and the “Closing Date” for this Agreement shall be deemed to occur upon the issuance of the Exchange Note as provided by this Section 1.00(a).

2.00   Representations of the Company. The Company hereby makes to the Holder the following representations and warranties as of the date of this Agreement and on each and every closing date hereafter:

(a)         Authorization; Enforcement. The execution and delivery of this
Agreement and the Exchange Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement and the Exchange Note when delivered in accordance with the terms hereof will constitute a valid and binding obligation enforceable against the Company in accordance with its terms.

(b)         No Conflicts. The execution, delivery and performance of this Agreement and the Exchange Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary thereof is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the Company or its business of financial condition.

(c)         Filings, Consents and Approvals. The Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, the Exchange Note and both of them. No further approval is required for the issuance or sale of the Exchange Note or any shares of Common Stock issuable upon the conversion or exchange of, in payment of interest on, or otherwise pursuant to the Exchange Note (“Underlying Shares”).

(d)         Issuance and Reservation of Securities. The Exchange Note and the Underlying Shares are duly authorized. Any Underlying Shares, when issued in accordance with the terms of Exchange Note, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, freely tradable and without any legends thereon.

(e)         Private Placement. No registration under the Securities Act of 1933, as amended (the “1933 Act”), is required for the issuance of the Exchange Note or any Underlying Shares in accordance with the terms hereof and thereof.

(f)         No Inside Information. Neither the Company nor any Person acting on its behalf has provided the Holder or its counsel with any information that constitutes or might constitute material, non-public information concerning the Company.

(g)         Equal Consideration. Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance, exchange or any other action with respect to any provision of the Note Portion.

(h)         Survival & Delivery of Documents to the Holder. All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the Parties hereto and continue for a period of 5 years after the date of this Agreement.

(i)         Documents RE: Exchange Note. Further, contemporaneous with the execution and delivery of this Agreement to the Holder, the Company hereby further delivers the following: (i) a duly executed copy of the Original Notes and original proof of consideration for the Original Notes (attached hereto as Exhibit C1) and (ii) a duly executed and notarized copy of the Notarized Certificate of Chief Executive Officer (attached hereto as Exhibit C2).

(j)         Holding Period for Exchange Note. Pursuant to Rule 144 promulgated under the 1933 Act, the holding period of the Exchange Note (and the underlying shares of Common Stock issuable upon conversion thereof or in payment of interest thereon) shall begin on the Original Notes Effective Date. The Company agrees not to take a position contrary to this Section.

(k)         Balances. As of the date hereof, the balance outstanding under the Original Notes, including principal, interest, and accrued fees, are as follows:

Description	Balance

Debt Purchased		$110,000 ($27,500 from Note A and
$82,500 from Note B)
Interest Purchased		$0
Fees Purchased		$0
Remaining Debt	$
Remaining Accrued Interest	$
Remaining Accrued Fees	$

(l)         Legal Opinion. The Company hereby agrees to allow the Holder’s legal counsel to issue a legal opinion to the Holder and the Company’s Transfer Agent regarding this Agreement and the transactions contemplated hereby, in form and substance reasonably acceptable to said agent, including an opinion that all shares issuable upon conversion of the Exchange Note may be issued without a restrictive legend and sold pursuant to Rule 144, if applicable.

(m)       Transfer Consent and Documentation. The Company hereby consents to the following:

(i)         the transfer of the Note Portion from the Original Investor to the Holder as contemplated in the Debt Assignment, an executed copy of which has been furnished to the Company;

(ii)        the Company hereby waives any requirement for any legal opinion in connection with such transfer, and represents and warrants that no further consent of or action by any other person or entity is required in connection with such transfer.

(n)         Conversion Procedures. The form of Conversion Notice included in the Exchange Note sets forth the totality of the procedures required of a Holder in order to convert Exchange Note. No additional legal opinion or other information or instructions shall be required of the Holder to convert the Exchange Note. The Company shall honor all conversions of the Exchange Note and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth therein.

3.00   Miscellaneous.

(a)         Matter of Further Assurances & Cooperation. The Holder and the Company hereby agree and the Company further agrees that it shall provide further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement without unreasonable delay and in no event later than 1 business after it receives any reasonable written request from the Holder.

(b)         Governing Law; Jurisdiction.

(i)         Governing Law. This Note will be governed by and construed in accordance with the laws of the state of California without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii)         Jurisdiction and Venue. Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties shall be brought only in the state courts of California or in the federal courts located in San Diego County, California.

(iii)         No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(iv)         Delivery of Process by the Holder to the Company. In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the Company, service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known attorney as set forth in its most recent SEC filing.

(v)         Notices. Any notice required or permitted hereunder be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

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[Signature page to follow.]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

FOR THE COMPANY

High Performance Beverage, Co.

By:	/s/ Toby McBride
Name:	Toby McBride
Title:	CEO

FOR THE HOLDER:

Iconic Holdings, LLC

By:	/s/ Michael Sobeck
Name:	Michael Sobeck
Title:	Manager

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